CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2016 relating to the consolidated financial statements and financial statement schedules, which appears in Lumentum Holdings Inc.’s Annual Report on Form 10-K for the year ended July 2, 2016.

San Jose, CA February 7, 2017